UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TRADE STREET RESIDENTIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	13-4284187
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

19950 West Country Club Drive, Suite 800, Aventura, Florida	33180
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.01 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-185936 (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to Be Registered.

Trade Street Residential, Inc. (the “Registrant”) is registering shares of common stock, $0.01 par value per share (“Common Stock”), pursuant to its Registration Statement on Form S-11 (File No. 333-185936), initially filed with the Securities and Exchange Commission on January 9, 2013 (as subsequently amended, the “Registration Statement”) for the public offering of its Common Stock. The description of the Common Stock set forth in the section entitled “Description of Stock” in the prospectus forming a part of the Registrant’s Registration Statement, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended, is hereby deemed to be incorporated herein by reference. In addition, also incorporated by reference herein is information relating to the Common Stock under the caption “Certain Provisions of Maryland Law and of Our Charter and Bylaws” in the prospectus forming a part of the Registration Statement.

Item 2.	Exhibits

Not Applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TRADE STREET RESIDENTIAL, INC.
(Registrant)

Date: May 7, 2013	By:	/s/ Michael Baumann
Michael Baumann
Chairman and Chief Executive Officer

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